                                  EXHIBIT 24


                               POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. J. Sanders III and Marvin D. Burkett, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Advanced Micro Devices, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 28, 1997, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature                          Title                    Date
----------------------------------  ------------------------  ---------------------

/s/ W. J. Sanders III               Chairman of the           February 5, 1998
----------------------------------  Board and Chief
W. J. Sanders III                   Executive Officer
                                    (Principal Executive
                                    Officer)

/s/ Richard Previte                 Director, President       February 5, 1998
----------------------------------  and Chief Operating
Richard Previte                     Officer

/s/ S. Atiq Raza                    Director, Executive Vice  February 5, 1998
----------------------------------  President and Chief
S. Atiq Raza                        Technical Officer

/s/ Friedrich Baur                  Director                  February 5, 1998
----------------------------------
Friedrich Baur

/s/ Charles M. Blalack              Director                  February 5, 1998
----------------------------------
Charles M. Blalack

/s/ R. Gene Brown                   Director                  February 5, 1998
----------------------------------
R. Gene Brown

/s/ Joe. L. Roby                    Director                  February 5, 1998
----------------------------------
Joe L. Roby

/s/ Leonard Silverman               Director                  February 5, 1998
----------------------------------
Leonard Silverman